UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2025

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01	Entry into a Material Definitive Agreement.

Promissory Note Extension

On July 29, 2020, IIOT-OXYS, Inc., a Nevada corporation (the “Company”), issued to GHS Investments LLC (“GHS”) a Convertible Promissory Note in the principal amount of $75,000 (the “Note”). The Note matured on October 29, 2025 (the “Maturity Date”).

On October 29, 2025, the Company entered into an extension to the Note pursuant to which the Maturity Date for the Note was extended until April 29, 2026. In addition, all prior Events of Default (as defined in the Note) were waived by GHS.

Amended Securities Purchase Agreement

On March 21, 2025, the Company entered into a Securities Purchase Agreement with GHS in the amount of up to $210,000 (the “SPA”). On October 29, 2025, the Company and GHS entered into Amendment No. 1 to the SPA pursuant to which the aggregate number of shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock”) could be issued was increased to 225 shares and the fourth additional Closing was increased to up to 35 shares of Series D Preferred Stock for a Purchase Price of up to $35,000.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On October 30, 2025, the Company designated a new class of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) consisting of 3,000 shares and having the rights and features described below.

The material features of the Series E Preferred Stock, as set forth in the COD, include the following:

•	Subject to a leak out (as set forth in the COD), each share of Series E Preferred Stock is convertible into shares of Common Stock (subject to a 4.99% beneficial ownership limitation) determined by dividing the Stated Value ($1,200) by the Conversion Price ($0.0005, subject to adjustments as set forth in the COD).

•	Subject to the beneficial ownership limitation, the Series E Preferred Stock will vote with the Common Stock on an as converted basis.

•	Each share of Series E Preferred Stock is entitled to receive cumulative dividends of 10% per annum, payable quarterly, beginning on the issue date while the Series E Preferred Stock is outstanding. Dividends may be paid in cash or in shares of Series E Preferred Stock, at the Company’s discretion.

The Company has the right to redeem all (but not less than all) shares of the Series E Preferred Stock issued and outstanding at any time upon three business days’ notice at a redemption price per Series E Preferred Stock equal to the product of (i) the 1.10 multiplied by (ii) the sum of (x) the Stated Value, (y) all accrued but unpaid dividends, and (z) all other amount due to the holder.

The foregoing description of the COD is not complete and is qualified in its entirety by reference to the full text of that document. A copy of the COD is filed as an exhibit to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation for Series D Convertible Preferred Stock
104	Cover Page Interactive Data File (formatted in Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: November 4, 2025	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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